UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On March 4, 2011 First Defiance Financial Corp. (“First Defiance”) granted William J. Small, Chairman and CEO of First Defiance 3,977 shares and James L. Rohrs CEO and President of First Federal Bank of the Midwest (“First Federal”) 761 shares of restricted stock under the First Defiance Financial Corp. 2010 Equity Incentive Plan (the “2010 Plan”). The grants are subject to the limitations set forth in Section 111(b) (3) (D) of the Emergency Economic Stabilization Act of 2008 and 30 C.F.R. §30.10 (collectively, “TARP”), the following limitations will apply with respect to the Restricted Stock:

(1)	Restrictions on Vesting. The Participant will forfeit any Restricted Stock if the Participant does not continue performing substantial services for the Company for two years from the Grant Date (other than due to the Participant’s earlier death, Disability or the earlier occurrence of a “change in control event” as defined in Treasury Regulations §§1.280G-1, Q&A 27 through 29 or 1.409A-3(i)(5)(i) involving the Company).

(2)	Restrictions on Transfer: Any vested Shares of Restricted Stock will become transferable based on the date on which the Company repays the percentage of aggregate TARP financial assistance received, as set forth below:

Percentage of TARP Financial Assistance Repaid	Percentage of Vested Shares Becoming Transferable
25%	25%
50%	50%
75%	75%
100%	100%

The foregoing summary is qualified in its entirety by reference to the form of the award agreement, a copy of which is attached as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman
Chief Financial Officer

Date: March 4, 2011